Renasant Renasant Company Overview Company Overview Exhibit 99.1

This presentation contains forward looking statements with respect to the financial condition, results of operations and business of Renasant Corporation (“Renasant”).
These forward looking statements include, but are not limited to, statements about
Renasant’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,”
“estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward looking statements. These statements are based upon the current beliefs and expectations of Renasant’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond Renasant’s control. In addition, these forward looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those indicated
or implied in the forward looking statements. Renasant does not assume any obligation to update forward looking statements.
Forward Looking Statement

Founded in 1904
Approximately 1,400 employees
NASDAQ Global Select: RNST
Market cap ($mm) = $925 mm
Operates more than 120 banking,
lending, financial services and
insurance offices in MS, TN, AL and
GA
Financial highlights at
September 30, 2014:
Assets $5.75 billion
Loans 3.96 billion
Deposits 4.76 billion
Renasant Bank Background

Our Brands

5 Our Story

6 Community Involvement

Our vision is to be the financial services advisor and provider of choice in each community we serve
The franchise approach empowers community bank presidents to execute their own business plans in order to achieve our vision
Although decision-making remains at a local level, the centralization of main departments helps maintain consistent quality and enables attainment economies of scale
Our core values:
(1) employees are our greatest assets
(2) quality is not negotiable
(3) clients’ trust is foremost
Our Vision and Core Values

Build Capital Ratios
Enhance Profitability
Aggressively Manage
Problem Credits
Capitalize on
Opportunities
•
Loan growth
•
Core deposit growth
•
Net interest margin expansion / mitigate interest rate risk
•
Noninterest expense control
•
Focus on acquisition opportunities
•
Leverage existing markets
•
Seek new markets
•
New lines of business
•
Quarantine troubled assets
•
Selective balance sheet growth
•
Maintain dividend
•
Non-TARP participant
Four Key Strategic Initiatives

More than 125 banking, lending, financial services and insurance offices 9 West 27% North 27% East 28% South 18% Portfolio Loans West 37% North 16% East 21% South 26% Total Deposits Current Footprint

10 RNST Footprint – June 2010

De novo expansion:
Columbus, MS
2010
De novo expansion:
Montgomery, AL
Starkville, MS
Tuscaloosa, AL
De novo expansion:
Maryville, TN
Jonesborough, TN
FDIC-Assisted
Transaction:
Crescent Bank and Trust
Jasper, GA
Assets: $1.0 billion
FDIC-Assisted
Transaction:
American Trust Bank
Roswell, GA
Assets: $145 million
Trust Acquisition:
RBC (USA) Trust Unit
Birmingham, AL
Assets: $680 million
Whole Bank
Transaction:
First M&F Corporation
Kosciusko, TN
Assets: $1.6 billion
2011 2012 2013
De novo expansion:
Bristol, TN
Johnson City, TN
Market Expansion Experience Since 2010

12 Expansions in 2010 – 2013 RNST De Novo FMFC Acquisition Our Current Footprint

Alabama
Georgia
Mississippi Tennessee
Source: SNL Financial
Data as of 6/30/13
Deposits Market
Rank Institution ($mm) Share Branches
1 Regions Financial Corp. $14,432 32.56% 118
2 Banco Bilbao Vizcaya Argentaria SA 7,103 16.02 46
3 Wells Fargo & Co. 5,777 13.03 65
4 BB&T Corp. 2,540 5.73 30
5 Synovus Financial Corp. 2,471 5.57 27
6 ServisFirst Bancshares Inc. 2,132 4.81 7
7 PNC Financial Services Group Inc. 1,437 3.24 31
8 Cadence Bancorp LLC 1,054 2.38 26
9 Bryant Bank 919 2.07 12
10 Renasant Corp. 759 1.71 15
Deposits Market
Rank Institution ($mm) Share Branches
1 SunTrust Banks Inc. $26,163 35.55% 65
2 Bank of America Corp. 15,175 20.62 46
3 Wells Fargo & Co. 14,737 20.02 79
4 BB&T Corp. 4,160 5.65 25
5 Regions Financial Corp. 1,823 2.48 30
6 Synovus Financial Corp. 1,480 2.01 13
7 BankCap Equity Fund LLC 939 1.28 1
8 State Bank Financial Corp. 839 1.14 3
9 JPMorgan Chase & Co. 672 0.91 28
10 United Community Banks Inc. 667 0.91 10
11 Renasant Corp. 587 0.80 12
Deposits Market
Rank Institution ($mm) Share Branches
1 Trustmark Corp. $4,720 19.03% 76
2 Regions Financial Corp. 4,216 17.00 75
3 BancorpSouth Inc. 3,358 13.54 67
4 Renasant Corp. 2,883 11.62 77
5 BancPlus Corp. 1,370 5.52 40
6 Cadence Bancorp LLC 716 2.89 15
7 Community Bancshares of Mississippi 714 2.88 15
8 Bankfirst Capital Corp. 492 1.99 10
9 Citizens Holding Co. 470 1.90 11
10 First Horizon National Corp. 437 1.76 6
Deposits Market
Rank Institution ($mm) Share Branches
1 First Horizon National Corp. $10,100 18.69% 86
2 Regions Financial Corp. 9,545 17.66 97
3 Bank of America Corp. 6,948 12.86 45
4 SunTrust Banks Inc. 6,408 11.86 81
5 Pinnacle Financial Partners Inc. 2,508 4.64 14
6 Wells Fargo & Co. 1,450 2.68 19
7 Fifth Third Bancorp 1,230 2.28 28
8 U.S. Bancorp 1,201 2.22 42
9 CapStar Bank 917 1.70 5
10 Independent Holdings Inc. 717 1.33 10
12 Renasant Corp. 644 1.19 14
Deposit Market Share – Combined Counties of Operation

Ownership
•
11 Research Analysts:
Drexel Hamilton
FIG Partners
Hilliard Lyons
Hovde
Jefferies
Keefe, Bruyette, & Woods, Inc.
Raymond James
Sandler O’Neill and Partners
Stephens, Inc.
Sterne Agee
Wunderlich
•
Mean Recommendation: Buy
•
Market Cap: $925M
•
3 Month Average Daily Trading
Volume: 65,248
Analyst Coverage
Institutional
48.4%
Insider
5.1%
Retail
46.5%
Strong Institutional Following

Historical Dividend per Share Since 2000
Historical dividends adjusted for stock splits in December 2003 and August 2006
$0.39
$0.43
$0.46
$0.50
$0.55
$0.58
$0.63
$0.66
$0.68
$0.68
$0.68 $0.68
$0.68 $0.68
$0.00
$0.10
$0.20
$0.30
$0.40
$0.50
$0.60
$0.70
$0.80
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Consistent and Strong Dividend

Renasant and Heritage will be filing a joint proxy statement/prospectus, and other  relevant  documents  concerning  the  merger with  the  Securities  and  Exchange  Commission  (the  “SEC”).  This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  INVESTORS ARE URGED TO READ
THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN
CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY
STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RENASANT,
HERITAGE AND THE PROPOSED MERGER.  When available, the joint proxy statement/prospectus will be mailed to shareholders of both Renasant and Heritage. Investors will also be able to obtain copies of the joint proxy statement/prospectus and other relevant documents (when they become available) free of charge at the SEC’s Web site (www.sec.gov).  In addition, documents filed with the SEC by Renasant will be available free of charge from Kevin Chapman, Chief Financial Officer,
Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827, telephone: (662) 680-1450.
Renasant, Heritage and certain of their directors, executive officers and other members of management and employees may be deemed to  be participants in the solicitation of proxies from the shareholders of Renasant and Heritage in connection with the proposed merger.  Information about the directors and executive officers of Renasant is included in the proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 11, 2014.  Information about the directors and executive officers of Heritage is included in the proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 25, 2014.  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
Additional Information